UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West Highland Park Drive N.E. Hutchinson, Minnesota		55350
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (320) 587-3797

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2016, Hutchinson Technology Incorporated (the “Company”) completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated as of November 1, 2015 (the “Merger Agreement”), among the Company, Headway Technologies, Inc., a California corporation (“Parent”), and Hydra Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary merged with and into the Company on October 5, 2016 (the “Merger”), and the Company continues as the surviving corporation and as a wholly owned subsidiary of Parent.

The foregoing description of the Merger Agreement is only a summary, is not complete and is subject to and entirely qualified by reference to the full text of the Agreement and Plan of Merger, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2015.

On October 5, 2016, in connection with the closing of the Merger, the Company notified NASDAQ that trading in the Company’s Common Stock is to be suspended and the listing of the Company’s Common Stock on the NASDAQ Global Select Market is to be removed. In addition, the Company requested that NASDAQ file with the SEC an application on Form 25 in order to delist and to deregister the Company’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a Form 15 that requests that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016	HUTCHINSON TECHNOLOGY INCORPORATED

	By:	/s/ David P. Radloff
		Name:	David P. Radloff
		Title:	Vice President and Chief Financial Officer